Exhibit 99.1

Press Release
For Release September 8, 2005 at 8:00 am EST

Compex Technologies FY2005 Revenue $96.1 M, Net Income $2.6M or $0.20 Diluted EPS
Q4 Revenue up 16% to $26.3M, Net Income $1.3M or $0.10 Diluted EPS

New Brighton, MN — September 8, 2005 — Compex Technologies (Nasdaq: CMPX) reported today consolidated revenue for the fiscal year ended June 30, 2005 increased 12% to a record $96.1 million compared with $86.0 million a year earlier. Net income for the year was $2.6 million or $0.20 diluted earnings per share compared with net income of $3.1 million or $0.24 diluted earnings per share in the fiscal year 2004.

For the fourth quarter ending June 30, 2005, consolidated revenue increased 16% to a record $26.3 million from $22.7 million in the fourth quarter of FY2004. Net income for the fourth quarter was $1.3 million or $0.10 diluted earnings per share versus $1.0 million or $0.08 diluted earnings per share in the fourth quarter of fiscal year 2004.

For the fiscal periods ending June 30, 2005 and 2004, net income includes tax benefits of $1.2 million and $434,000, respectively, associated with the reversal of previously recorded tax contingency reserves.

U.S. Medical revenue for the year was $60.0 million, up 15% from $52.0 million in the same period last year. U.S. Consumer revenue was $4.2 million, up from $800,000 for fiscal 2004. International revenue was $31.9 million, a decrease of 4% compared with $33.2 million in the prior year.

Gross profit margin for the fiscal year was 67.8%, compared with 66.9% last year. Operating expenses were $60.5 million, or 62.9% of revenue, compared with $52.5 million, or 61.1% of revenue in fiscal year 2004. Operating expenses for the quarter were $16.3 million, an increase of 20% over the $13.6 million recorded for the same period last year. The increase was primarily attributed to the promotion and advertising expenses associated with U.S. consumer product launches, increases in the number of direct sales representatives to support the company’s physician-based selling model and costs associated with our Sarbanes-Oxley compliance work.

Compex Chairman and CEO Dan W. Gladney said, “A very strong fourth quarter helped us wrap up fiscal year 2005 on a high note. Although we missed on some of our guidance, the results for fiscal year 2005 including the fourth quarter were very encouraging. Total revenue of $96.1 million was well within the parameters of our previous guidance. Gross revenue from the U.S. Medical Division, which generated about two-thirds of our 2005 revenue, was up 15% for the year and 32% for the fourth quarter as the division maintained its gross margin percentages above 70%.

“Our challenge during the year was the tough going in the Italian market. A lower priced competitor was successful in selling a product on Italian television, which had a negative impact on our sales. We will respond with our own television campaign that features a highly competitive Compex product. Marshall Masko was promoted to serve as president of worldwide consumer products and he is already taking effective steps to address market conditions in Europe, particularly the important Italian market,” Gladney said.

Compex Technologies has scheduled an investor conference call at 1 p.m. Eastern time, today, September 8, 2005, to discuss the year-end and fourth quarter results and to answer questions. To participate in this call, dial (866) 453-5550 any time after 12:55 p.m. EDT and enter Pin 7971023. International callers should dial (678) 460-1860.

An investment profile on Compex Technologies, Inc. may be found at http://www.hawkassociates.com/compex/profile.htm.

About Compex Technologies
Compex Technologies is a worldwide leader in designing and manufacturing transcutaneous electrical nerve stimulation and electrical muscle stimulation (EMS) products used for pain management, rehabilitation, fitness and sports performance enhancement in clinical, home healthcare, sports and occupational medicine settings. Compex is the first U. S. company to offer consumers EMS technology in FDA-cleared, over-the-counter products for sports-performance enhancement, improved physical fitness and general well being. Detailed information about Compex may be found on the websites http://www.compextechnologies.com and http://www.slendertone.com.

For investor relations information, contact CFO Scott Youngstrom at (800) 676-6489, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com.

Copies of Compex press releases, price quotes, SEC filings, analyst reports and other valuable information for investors may be found on the website http://www.hawkassociates.com.

Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for 2006, are subject to the risks inherent in predictions and “forward-looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in Compex Technologies filings with the SEC, including, but not limited to:

•	The increasing reliance on results of international operations;

•	The effect of fluctuating exchange rates on international results;

•	Compex Technologies substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of its results to the accuracy of its reserve for uncollectible receivables;

•	Changes in, and Compex Technologies compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products, and the documentation which it submits for reimbursement;

•	The United States consumer market for electrical stimulation products is new and developing;

•	Our ability in the United States to establish consumer demand with a limited marketing budget and secure contracts with significant retailers;

•	Negative publicity about electrical stimulation products;

•	World events that affect the economies of the countries in which its products are sold; and

•	Other factors that affect the industry in which Compex Technologies functions.

—Tables to Follow—

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30

ASSETS	2004	2005
CURRENT ASSETS
Cash and cash equivalents	$3,198,832	$3,044,158
Receivables, less reserves of $17,665,865 and $19,250,165	28,802,468	37,268,582
at June 30, 2004 and 2005, respectively
Inventories
Raw materials	1,037,944	1,280,370
Work in process	10,765	417,090
Finished goods	11,941,708	13,656,012
Deferred tax assets	6,008,936	5,914,732
Prepaid expenses	3,646,300	3,217,406

Total current assets	54,646,953	64,798,350
Property, plant, and equipment, net	4,798,656	5,902,780
Goodwill, net	15,501,566	16,630,871
Other intangible assets, net	908,841	1,636,682
Deferred tax assets	224,679	13,396
Other assets	128,701	142,617
Total assets	$76,209,396	$89,124,696

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$1,268,910	$1,612,908
Notes payable	2,200,000	7,500,000
Accounts payable	5,678,181	7,421,609
Accrued liabilities -
Payroll	1,990,591	2,719,545
Commissions	917,068	1,073,365
Income taxes	1,731,444	1,174,784
Other	3,377,681	4,735,831
Total current liabilities	17,163,875	26,238,042

LONG-TERM LIABILITIES
Long-term debt	2,436,200	4,128,707
Deferred tax liabilities	278,286	438,734
Total liabilities	19,878,361	30,805,483

STOCKHOLDERS’ EQUITY
Common stock, $.10 par value: 30,000,000 shares authorized;	1,242,574	1,252,688
issued and outstanding 12,425,747 and 12,526,880 shares
at June 30, 2004 and 2005, respectively
Preferred stock, no par value: 5,000,000 shares authorized;	—	—
none issued and outstanding
Additional paid in capital	32,887,912	33,440,966
Unearned compensation on restricted stock	(119,370)	(47,329)
Accumulated other non-owner changes in equity	2,340,916	1,142,604
Retained earnings	19,979,003	22,530,284
Total stockholders' equity	56,331,035	58,319,213

Total liabilities and stockholders' equity	$76,209,396	$89,124,696

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Twelve Months Ended
	June 30		June 30
	2004	2005	2004	2005
Net sales and rental revenue	$22,688,201	$26,305,844	$85,960,663	$96,074,039
Cost of sales and rentals	7,757,375	7,709,527	28,435,680	30,944,542

Gross profit	14,930,826	18,596,317	57,524,983	65,129,497
Operating expenses:
Selling and marketing	9,587,304	10,815,944	35,763,300	41,548,556
General and administrative	3,475,275	5,009,816	14,197,056	16,440,874
Research and development	499,506	483,051	2,554,290	2,497,671

Total operating expenses	13,562,085	16,308,811	52,514,646	60,487,101

Income from operations	1,368,741	2,287,506	5,010,337	4,642,396
Other income (expense):
Interest expense	(140,420)	(153,185)	(517,717)	(467,948)
Other	(2,429)	(1,897)	84,747	81,948

Income before income taxes	1,225,892	2,132,424	4,577,367	4,256,396
Income tax provision	187,000	856,115	1,527,000	1,705,115
Net income	$1,038,892	$1,276,309	$3,050,367	$2,551,281

Net income per common and common equivalent share
Basic	$0.08	$0.10	$0.26	$0.20

Diluted	$0.08	$0.10	$0.24	$0.20

Weighted average number of shares outstanding
Basic	12,403,237	12,519,710	11,804,768	12,472,204

Diluted	13,048,717	12,619,981	12,683,587	12,853,262